EXHIBIT 99.4

[LETTERHEAD OF JEFFERIES BROADVIEW]

November 9, 2005

Board of Directors

Centra Software, Inc.

430 Bedford Street

Lexington, Massachusetts 02420

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Centra Software, Inc. (“Centra”) as Annex D to the Proxy Statement/Prospectus of Centra included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Centra on November 14, 2005 relating to the proposed merger transaction involving Centra and Saba Software, Inc. and references thereto in such Proxy Statement/Prospectus under the captions “Summary of the Proxy Statement/ Prospectus - the Transaction - Opinion of Centra’s Financial Advisor” and “The Merger- Opinion of Centra’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Sincerely,

/s/    JEFFERIES BROADVIEW

Jefferies Broadview,

A division of Jefferies & Company, Inc.